                                                                   EXHIBIT 10.12


                             SECURED PROMISSORY NOTE
                             -----------------------

$1,050,000.00                                               San Jose, California
                                                               February 19, 2002

     FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to SUNRISE TELECOM INCORPORATED, a Delaware corporation (the "Company"), or order, at its principal office the principal sum of $1,050,000.00 together with interest on the unpaid principal sum hereof from the date hereof until such sums are repaid in full at the rate of four percent (4.0%) per annum, compounded annually.

     This Secured Promissory Note (this "Note") is secured by a pledge of certain of the shares of the Company's common stock that Borrower owns (the "Shares") pursuant to a Security Agreement of even date herewith (the "Security Agreement"), and is subject to all the provisions thereof. Interest evidenced by this Note shall be due in arrears on the first day of each month. Principal evidenced by this Note shall be due and payable on the earlier of (i) three (3) years from the date of this Note, or (ii) thirty (30) days after termination of Borrower as an employee of the Company, for any reason or no reason. In addition, if at any time the present value of the pledged Shares is equal to or less than two hundred percent (200%) of the outstanding balance of this Note (such value, on any given business day, to be equal to the closing price of the Company's shares on the NASDAQ National Market multiplied by the number of Shares pledged to the Company pursuant to the Security Agreement), Borrower shall immediately repay such portion of the outstanding principal and interest such that the present value of the pledged Shares is equal to or greater than two hundred percent (200%) of the outstanding balance of this Note. Finally, this Note shall be prepaid to the extent of any proceeds from the sale (net of taxes) of the Shares, which proceeds shall be used to repay the principal and interest owing hereunder immediately upon receipt of such proceeds by Borrower.

     Payment of principal and interest shall be made in lawful money of the United States of America. The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder. The holder of this Note shall have full recourse against Borrower and shall not be required to proceed against the Shares in the event of a default of this Note by Borrower. Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by Borrower. In addition, if any sum payable hereunder is not paid when due, Borrower shall pay additional interest on such overdue sums (including both principal and interest) at a rate of ten and one-half percent (10.5%) per annum.

     This Note shall inure to the benefit of the Company's successors and beneficiaries. To the extent permitted by law, Borrower waives diligence, presentment, demand, notice of nonpayment, protest, notice of protest and notice of every kind. This Note shall be interpreted and governed under the internal substantive laws, but not the choice of law rules, of the State of California.



                                        /s/ Paul Ker-Chin Chang
                                        ----------------------------------------
                                        Paul Ker-Chin Chang

                               SECURITY AGREEMENT
                               ------------------

     This Security Agreement is made as of February 19, 2002 between SUNRISE TELECOM INCORPORATED, a Delaware corporation ("Pledgee"), and PAUL KER-CHIN CHANG ("Pledgor").


                                    RECITALS

     Pledgee has agreed to advance to Pledgor $1,050,000.00 as evidenced by that certain Secured Promissory Note dated as of the date hereof duly executed by Pledgor in favor of Pledgee (the "Note"). Pledgee's obligation to extend such funds to Pledgor as evidenced by the Note is subject, among other conditions, to receipt by Pledgee of this Security Agreement, duly executed by Pledgor.

NOW, THEREFORE, it is agreed as follows:

1. Creation and Description of Security Interest. As security for Pledgor's
   ---------------------------------------------
obligations to Pledgee arising under the Note, Pledgor, pursuant to the California Commercial Code, hereby pledges to Pledgee all Three Million (3,000,000) Shares (herein sometimes referred to as the "Collateral") represented by certificate number D0643, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement. The Shares (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement and the Note.

2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this
   ---------------------------------------
Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

          a. Payment of Indebtedness. Pledgor will pay the principal sum of the
             -----------------------
          Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

          b. Encumbrances. The Shares are free of all other encumbrances,
             ------------
          defenses and liens in favor of any person other than Pledgee, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

          c. Margin Regulations. In the event that Shares now or later become
             ------------------
          margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

3. Voting Rights. During the term of this pledge and so long as all payments of
   -------------
principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares hereunder.

4. Stock Adjustments. In the event that during the term of the pledge any stock
   -----------------
dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder and thereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

5. Options and Rights. In the event that, during the term of this pledge,
   ------------------
subscription options or other rights shall be issued in connection with the Shares, such rights or options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as they relate to the Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares.

6. Default. Pledgor shall be deemed to be in default of the Note and of this
   -------
Security Agreement in the event that (a) payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or (b) Pledgor fails to perform any of the covenants set forth in the Note, this Security Agreement for a period of 10 days after written notice thereof from Pledgee. In the case of an event of default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California Commercial Code.

7. Release of Collateral. Subject to any applicable contrary rules under
   ---------------------
Regulation G, there shall be released from this pledge a portion of Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of Shares which shall be released shall be that number of full shares which bears the same proportion to the initial number of Shares hereunder as the payment of principal bears to the initial full principal amount of the Note.

8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw,
   ----------------------------------------
pledge, substitute or otherwise dispose of all or any part of the collateral without the prior written consent of Pledgee.

9. Term. This pledge of Shares granted hereunder shall continue until the
   ----
payment of all indebtedness secured hereby, at which time the remaining Shares shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the collateral as provided in paragraph 7, above.

10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is
    ----------
instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an

                                       2

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assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

11. Pledgeholder Liability. In the absence of willful misconduct or gross
    ----------------------
negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

12. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the
    -----------------------------------
enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of
    ---------------------
this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

14. Governing Law. This Security Agreement shall be interpreted and governed
    -------------
under the internal substantive laws, but not the choice of law rules, of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PLEDGOR                          /s/ Paul Ker-Chin Chang
                                 -----------------------------------------------
                                 Paul Ker-Chin Chang


PLEDGEE                          SUNRISE TELECOM INCORPORATED


                                 By:   /s/ Peter L. Eidelman
                                       -----------------------------------------
                                       Peter L. Eidelman
                                       Chief Financial Officer


PLEDGEHOLDER                     /s/ Michael F. Heafey
                                 -----------------------------------------------
                                 Michael F. Heafey
                                 Secretary of SUNRISE TELECOM INCORPORATED

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